Exhibit 10.4

                   UNISYS WORLDWIDE COMMUNICATIONS / INFOACTIV
                           SOFTWARE LICENSE AGREEMENT

                                      INDEX

ARTICLE 1 - DEFINITIONS                                               4

ARTICLE 2 - GRANT OF LICENSE                                          6

ARTICLE 3 - TERM                                                      7

ARTICLE 4 - PAYMENT/INVOICES                                          8

ARTICLE 5 - DELIVERABLES/QUALITY ASSURANCE/ACCEPTANCE                 9

ARTICLE 6 -UPDATES                                                   10

ARTICLE 7 - TECHNICAL TRAINING                                       11

ARTICLE 8 - MARKETING SUPPORT                                        12

ARTICLE 9 - MAINTENANCE/TECHNICAL SUPPORT                            12

ARTICLE 10 - NOTICES/ADMINISTRATION                                  14

ARTICLE 11 - CANCELLATION/TERMINATION                                15

ARTICLE 12 - TAXES                                                   16

ARTICLE 13 - CONFIDENTIAL INFORMATION AND DISCLOSURE                 16

ARTICLE 14 - WARRANTY                                                17

ARTICLE 15 - DISCLAIMER                                              18

ARTICLE 16 - LIMITATION OF LIABILITY                                 19

ARTICLE 17 - INFRINGEMENT/INDEMNITY                                  19

ARTICLE 18 - TRADEMARKS AND TRADE NAMES                              19

ARTICLE 19 - FORCE MAJEURE                                           20

ARTICLE 20 - ASSIGNMENT AND BENEFITS                                 20

ARTICLE 21 - MOST FAVORED CUSTOMER                                   20

ARTICLE 22 - GENERAL PROVISIONS                                      20

ARTICLE 23 - INSURANCE                                               22

ARTICLE 24 - ESCROW                                                  23

ARTICLE 25 - ADDENDA/APPENDICES/ATTACHMENTS                          25

ARTICLE 26 - SURVIVAL OF PROVISIONS                                  25

ARTICLE 27 - ENTIRE AGREEMENT                                        25

EXHIBIT 1 USER COMMUNICATION FORM (UCF) - (SIMULATION)               26

ADDENDUM A    CATEGORIES OF CRYPTOGRAPHIC ALGORITHMS                 28

ADDENDUM B    UNISYS TRAVEL POLICY .                                 29

ADDENDUM C    TECHNOLOGY ESCROW AGREEMENT                            30

APPENDIX 1    SAMPLE APPENDIX .....................................  39

                  UNISYS WORLDWIDE COMMUNICATIONS / INFOACTIVE
                           SOFTWARE LICENSE AGREEMENT

                             Agreement No. _________

This Agreement is entered into by and between Unisys Corporation (hereinafter "LICENSEE"), a Delaware corporation, with offices at ___________________________, InfoActiv, Inc. (hereinafter "LICENSOR"), a
Pennsylvania corporation, with offices at 999 West Chester Pike # 202, West Chester, Pennsylvania, 19382.

                                    RECITALS

LICENSOR owns certain computer software programs and the documentation related thereto.

LICENSEE desires to obtain certain rights, as hereinafter described, in said programs and their related documentation.

LICENSOR is willing to grant such rights in said programs and their related documentation to LICENSEE.

In consideration of the mutual covenants herein contained and intending to be legally bound by the provisions of this Agreement, the parties agree as follows:

ARTICLE 1 - DEFINITIONS

Words, as employed in this Agreement, shall have their normally accepted meanings. The terms "herein" and "hereof', unless specifically limited, shall have reference to the entire Agreement. The word "shall" is mandatory, the word "may" is permissive, the word "or" is not exclusive, the words "includes" and "including" are not limiting and the singular includes the plural and vice versa. The following terms shall have the described meaning:

A. "AFFILIATE" shall mean a corporation, company or other entity more than ten percent (10%) but less than thirty percent (30%) of whose control or outstanding voting shares or securities are, now or hereafter, owned or controlled, directly or indirectly, by LICENSEE.

B. "CORRECTION" shall mean a change made in the PACKAGE or DIAGNOSTICS to correct errors or defects in the PACKAGE or DIAGNOSTICS or to make the PACKAGE conform to LICENSOR'S then current DOCUMENTATION.

C. "CRYPTOGRAPHIC ALGORITHM" shall mean that portion (if any) of the PACKAGE or DIAGNOSTICS which transforms data to conceal or reveal information content and which uses at least one confidential parameter. Typical applications of a CRYPTOGRAPHIC ALGORITHM are Data Confidentiality, Data Authentication or Data Integrity, Access Control, Non-Repudiation, and Proprietary Software Protection as such terms are defined in Addendum A.

D. "DIAGNOSTICS" shall mean the SOURCE CODE and OBJECT CODE forms of one or more software programs, whose primary function is to perform or assist in performing diagnostic function on all or any part of the PACKAGE. The diagnostic programs or associated software are listed in section A of the appropriate appendix and shall include all CORRECTIONS, UPDATES, UPGRADES, IMPROVEMENTS and ENHANCEMENTS to any portion thereof, and all translations into foreign languages and all localizations and nationalizations for foreign countries.

E. "DOCUMENTATION" shall mean any portion of those visually or machine readable materials (in English all foreign languages, and all localizations and nationalizations for foreign countries, available from LICENSOR) developed by or for LICENSOR or licensed to LICENSOR for use in connection with the PACKAGE and DIAGNOSTICS and all revisions thereto made by or for LICENSOR or licensed to LICENSOR including but not limited to, new documents, corrected documents and revisions to properly reflect changes made to the PACKAGE and DIAGNOSTICS. DOCUMENTATION shall accurately describe the features, functions, and use of the PACKAGE and DIAGNOSTICS. A description of such materials in existence as of the Effective Date is set forth in section A of the appropriate appendix.

F. "END USER" shall mean the customers of LICENSEE or LICENSEE'S SUBSIDIARIES, AFFILIATES or THIRD PARTIES who are granted a lease, license or sublicense which includes the right to use the DIAGNOSTICS for the maintenance or the PACKAGE: for productive processing of data as opposed to use for demonstration, evaluation or other nonproductive purposes.

G. "ENHANCEMENT" shall mean a new function or feature for any portion of the PACKAGE or DIAGNOSTICS which provides a new capability which the previous releases or versions of the PACKAGE or DIAGNOSTICS did not have and which may be incorporated into the PACKAGE or DIAGNOSTICS by modification to the then existing programs or by development o new programs.

H. "IMPROVEMENT' shall mean m addition or change to any portion of the PACKAGE or DIAGNOSTICS that is intended to or that does improve the performance of the PACKAGE or DIAGNOSTICS or any portion thereof or that is a replacement for any such portion).

I. "OBJECT CODE" shall mean the machine executable form of the PACKAGE or DIAGNOSTICS that results from the compilation or assembly of SOURCE CODE.

J. "PACKAGE" shall mean the SOURCE CODE and OBJECT CODE forms of one or more software programs that operate with and interface to all components necessary to run the PACKAGE and perform in accordance with the DOCUMENTATION. Said PACKAGE includes the programs listed in each Appendix in its Section A, and ly supporting programs necessary for the proper functioning thereof. Said PACKAGE shall include all CORRECTIONS, UPDATES, UPGRADES, IMPROVEMENTS and ENHANCEMENTS to any portion thereof made by or for LICENSOR, all translations into foreign languages and all localizations and nationalization for foreign countries made by or for LICENSOR to any portion of the PACKAGE from time to time.

K. "SOURCE CODE" shall mean the symbolic programming languages employed by LICENSOR to develop the PACKAGE and DIAGNOSTICS and which when compiled, interpreted and/or assembled is transformed into an OBJECT CODE form of the PACKAGE and DIAGNOSTICS.

L. "SUBCONTRACTOR" shall mean an individual or entity with whom LICENSEE, a SUBSIDIARY, an AFFILIATE or a THIRD PARTY has a contract to perform specified work utilizing the PACKAGE, DIAGNOSTICS, or DOCUMENTATION; provided, however, that such contract shall be consistent with the rights and licenses granted hereunder and shall be subject to the same limitations as are contained in this Agreement for the protection of LICENSOR'S proprietary information.

M. "SUBSIDIARY" shall mean a corporation, company or other entity thirty percent (30%) or more of whose control or outstanding voting shares or securities are, now or hereafter, owned or controlled, directly or indirectly, by LICENSEE.

N. "THIRD PARTY" shall mean dealers, value added resellers, distributors, manufacturer's representatives and other such entities engaged in doing business with LICENSEE, SUBSIDIARIES, AFFILIATES and other THIRD PARTIES and who acquire products from them for the purpose of ultimate rental, lease, sublicense or resale to END USERS.

O. "UPDATE" shall mean a release of the PACKAGE or DIAGNOSTICS subsequent to the initial delivery in which the LICENSOR has incorporated (1) accumulated CORRECTIONS, (2) UPGRADES, (3) IMPROVEMENTS, or (4) ENHANCEMENTS, together with new or revised DOCUMENTATION which properly describes the updated PACKAGE or DIAGNOSTICS.

P. "UPGRADE" shall mean a change made in the PACKAGE or DIAGNOSTICS to permit the PACKAGE or DIAGNOSTICS to be used and properly operate with modifications made to the operating system, including new releases and levels, referenced in Paragraph J, above.

Q. " UNISYS ENHANCEMENT" is an ENHANCEMENT developed by or for Unisys, or for the END USER at Unisys expense.

R. "ROYALTY CAP" shall mean the highest accumulated amount which LICENSEE shall be obligated to pay to LICENSOR in US dollars for license fee payments for license fee bearing copies of the PACKAGE sublicensed to END USER. Details shall be specified in Section A of the appropriate Appendix.

S. "YEARS CAP" shall mean the whole or partial number of years during which LICENSEE shall pay to LICENSOR license fee payments for license fee bearing copies of the PACKAGE sublicensed to an END USER, after which time LICENSEE shall not have any obligation to pay license fees to LICENSOR. Upon receipt of the initial license fee payment, LICENSOR shall calculate the YEARS CAP date by multiplying the YEARS CAP by 365 and adding it to the date of the initial license fee payment, and LICENSOR shall promptly notify LICENSEE of that date Details shall be specified in Section A of the appropriate Appendix.

ARTICLE 2 - GRANT OF LICENSE

Except as may otherwise be contained within the Appendices or Schedules, LICENSOR hereby grants to LICENSEE and LICENSEE hereby accepts from LICENSOR under all of LICENSOR's USA and foreign patents and copyrights, as well as any know-how or trade secrets related to the PACKAGE, DIAGNOSTICS, and DOCUMENTATION, an unrestricted, worldwide right and license to:

1. use, copy, reproduce, distribute, modify, maintain, localize, nationalize, convert, port, and translate the PACKAGE, DIAGNOSTICS, and DOCUMENTATION;

2. have the PACKAGE, DIAGNOSTICS, and DOCUMENTATION used, copied, reproduced, merged, modified, maintained, localized, nationalized, converted, ported, or translated by a SUBCONTRACTOR;

3.    merge the PACKAGE and DIAGNOSTICS with other computer programs;

4.    merge the DOCUMENTATION with other written materials;

5. advertise the availability of the PACKAGE and DIAGNOSTICS or any portion thereof;

6. prepare derivative works based upon the PACKAGE, DIAGNOSTICS, and DOCUMENTATION or have such works prepared by a SUBCONTRACTOR;

7. grant sublicenses, (which may take the form of leases) to END USERS to use, copy and modify, or have copied and modified, the PACKAGE and DIAGNOSTICS upon such terms and conditions as shall be agreed to between LICENSEE and END USERS; provided, however, any modifications by or for END USER which include the use of any proprietary information of LICENSOR shall be subject to the same limitations as are. contained in. this Agreement for the protection of LICENSOR'S proprietary information; and

8. grant sublicenses to SUBSIDIARIES, AFFILIATES and THIRD PARTIES containing the same rights as are granted to LICENSEE in Subparagraphs 1 through 7, above. This Subparagraph shall be construed as authorizing LICENSEE to permit cascaded sublicensing such that, for example, LICENSEE may sublicene a SUBSIDIARY which shall have the right to sublicense a THIRD Party such as a distributor, which shall have the right to sublicense another THIRD PARTY, such as a dealer, which shall have the right to sublicense an END USER.

B. The foregoing rights and licenses shall be exclusive with respect to computers marketed under LICENSEE'S or a SUBSIDIARY'S trademarks and nonexclusive as to other computer systems, however, those rights and licenses for DIAGNOSTICS which support only LICENSEE'S or a SUBSIDIARY'S computers or computer systems or LICENSEE'S or a SUBSIDIARY'S operating system software shall be exclusive, with LICENSEE retaining the foregoing rights and licenses.

C. It is understood and agreed that all right, title and interest to all changes and additions (i.e., UNISYS ENHANCEMENTS), made by or for the benefit of LICENSEE, its SUBSIDIAIRIES, AFFILIATES, THIRD PARTIES or SUBCONTRACTORS in and to the PACKAGE and DOCUMENTATION and all inventions, copyrights, trade secrets and other intellectual property rights therein shall vest in the entity making such change or addition, or in the case of a SUBCONTRACTOR, in the party contracting and making payment for such change or addition.

ARTICLE 3 - TERM

The term of this Agreement shall commence on the Effective Date and shall continue until terminated or canceled as provided herein.

ARTICLE 4 - PAYMENT/INVOICES

A. LICENSEE shall make license fee payments to LICENSOR for each license fee bearing copy of the PACKAGE sublicensed to an END USER. Such payments are subject to reconciliation as described in Paragraph B, below. The specific license fee due LICENSOR for the PACKAGE shall be as set forth in Section B of each Appendix.

B. LICENSEE shall provide LICENSOR with quarterly reports showing the quantity of license fee bearing PACKAGES sublicensed and billed hereunder commencing after the initial license fee bearing sublicense has been granted and billing made. Said reports and appropriate payment shall be provided to LICENSOR for each calendar quarter ending March 31, June 30, September 30, December 31 during the term hereof and shall be forwarded not later than forty-five (45) days after the end of each quarter. Said quantities and related license fee payments shall be subject to subsequent revision, correction and reconciliation in later quarters based on: (1) non-acceptance, revocation of acceptance, or rejection of the PACKAGE or any component thereof by an END USER; in which event LICENSEE shall receive a credit or refund, at the option of LICENSEE, from LICENSOR in the amount of the applicable license fee paid by LICENSEE for said PACKAGE; or (2) adjustments and/or discounts applied in accordance with Paragraphs D, E and F below.

C. Except as may otherwise be described in Appendices hereto, no license fee shall be due LICENSOR in connection with the use of the PACKAGE, DIAGNOSTICS, and DOCUMENTATION by LICENSEE or by SUBSIDIARIES, AFFILIATES or THIRD PARTIES for any purpose or any of their SUBCONTRACTORS for performing work for any of them, or by prospective END USERS for test, evaluation, or non-production purposes.

D. LICENSOR agrees upon LICENSEE'S request, to reduce the license fee payments due from LICENSEE for the PACKAGE to a mutually agreeable amount if competitive products in the marketplace force LICENSEE, SUBSIDIARIES, AFFILIATES or THIRD PARTIES to reduce fees charged to END USERS for the PACKAGE. If LICENSOR reduces the net license fee it charges its customers, LICENSOR shall so notify LICENSEE and the license fees payable by LICENSEE hereunder shall be decreased by the same percentage of such reduction concurrent with the effectivity of such reduction.

E. When requested by LICENSEE, LICENSOR agrees to review the license fees payable by LICENSEE when mutual benefit may be achieved in response to special marketing situations.

F. Notwithstanding the provisions of Paragraph A, above, the license fees payable by LICENSEE, under Section B of each Appendix, shall be reduced by the application of LICENSEE'S discount schedules that shall be incorporated and made a part of Section B for each Appendix as may be offered by LICENSOR (e.g., multiple copies, educational, etc.) established for LICENSEE'S own products with which the PACKAGE is offered.

G. The license granted in Article 2 shall become perpetual, irrevocable, royalty-free and fully paid-up upon delivery to LICENSOR of a written notice to that effect, for each PACKAGE when either the, (1) the Appendix in question is in effect for its YEARS CAP from the Appendix Effective Date, or (2) the license fee payments made by LI1CENSEE to LICENSOR reach the total cumulative amount of the ROYALTY CAP.

H. LICENSEE may, at any time and at its sole option, cause the license granted in Article 2 to become a perpetual, irrevocable, royalty-free, fully paid-up license upon payment to LICENSOR of a lump sum amount equal to the difference between the total cumulative amount of license fee payments previously made to LICENSOR, under this Agreement and the total cumulative amount set forth in Paragraph G, above.

I. Invoices for reimbursement of permitted travel and living expenses and for authorized services performed by LICENSOR shall be submitted at the end of each month that such services were rendered or such expenses incurred. Such invoices shall be paid within forty-five (45) days after receipt and approval by LICENSEE.

J. In the event that LICENSOR sells to a Unisys END USER, product or products as noted in any Appendices to this Agreement, LICENSOR shall pay to LICENSEE a the fees equal to the license fee Unisys would have paid to the LICENSOR, if LICENSEE would have had to purchase the license from LICENSOR.

ARTICLE 5 - DELIVERABLES/QUALITY ASSURANCE/ACCEPTANCE

A.    Initial Deliverv

      The parties shall further agree on an Appendix Delivery Date which shall be incorporated and made a part hereof. On the Appendix Delivery Date for each Appendix, LICENSOR shall deliver, in reproducible form, the current copy of the items listed in Section A of its associated Appendix

B.    Subsequent Deliveries

      Delivery of UPDATES shall be in the same form as the initial delivery of the item being updated unless otherwise mutually agreed.

C.    General Requirements

      The OBJECT CODE and SOURCE CODE versions of the PACKAGE and DIAGNOSTICS shall be delivered on separate media and on the media as specified in Section A of its associated Appendix. All items to be delivered hereunder shall be F.O.B. destination and LICENSOR shall make shipment in accordance with LICENSEE'S instructions.

D.    Quality Assurance

      LICENSOR shall document a quality plan and perform quality assurance in accordance with Section C of its associated Appendix. The quality plan shall represent LICENSOR'S best efforts to conform to the requirements of ISO 9001, as appropriate, through December 31, 1999; and after December 31, 1999, for so long as this contract shall remain in effect, the quality plan shall conform to the requirements of ISO 9001.

E.    Acceptance

      All items to be delivered to LICENSEE by LICENSOR under this Agreement shall be subject to LICENSEE'S evaluation, testing, and acceptance for conformance to applicable specifications and descriptions. In the event of nonconformance, LICENSOR shall, in accordance with the provisions of this Agreement, make all necessary modifications required to achieve such conformance and shall deliver in a timely manner to LICENSEE the modified items for LICENSEE'S further evaluation, testing and acceptance.

F.    Late Delivery

      LICENSOR shall take steps to ensure the OBJECT CODE and SOURCE CODE versions of the PACKAGE and DIAGNOSTICS shall be delivered as specified in its associated Appendix on its Appendix Delivery Date. Each Appendix Delivery Date may be modified in writing in accordance with the provisions of this Agreement. In the event that LICENSOR fails to deliver OBJECT CODE and SOURCE CODE versions of the PACKAGE and DIAGNOSTICS as specified in its associated Appendix on its Appendix Delivery Date, LICENSEE shall notify LICENSOR of LICENSOR's breach under this article and LICENSEE shall have fifteen (15) days to correct the breach. Failure of LICENSOR to remedy a Late Delivery breach under this Article shall entitle LICENSEE to a cancellation of the Appendix under which the Late Delivery arises. Further, LICENSOR shall issue an irrevocable letter of credit, payable to LICENSEE upon demand, in the event that LICENSEE incurs damages due to the failure of LICENSOR to deliver OBJECT CODE and/or SOURCE CODE as defined in the associated Appendix.

ARTICLE 6 - UPDATES

A. LICENSOR shall promptly inform LICENSEE and shall keep LICENSEE advised of the status of all IMPROVEMENTS, ENHANCEMENTS, CORRECTIONS and UPGRADES being developed by or for LICENSOR for the PACKAGE, DIAGNOSTICS, and the DOCUMENTATION. When any such IMPROVEMENTS, ENHANCEMENTS, CORRECTIONS or UPGRADES have been completed by LICENSOR, LICENSOR shall provide to LICENSEE two (2) copies of the PACKAGE and DIAGNOSTICS incorporating such IMPROVEMENTS, ENHANCEMENTS, CORRECTIONS or UPGRADES, and two (2) copies of the DOCUMENTATION properly updated to reflect such IMPROVEMENTS, ENHANCEMENTS, CORRECTIONS or UPGRADES.

B. LICENSOR shall deliver an UPDATE containing an accumulation of CORRECTIONS to LICENSEE at the same time LICENSOR releases such UPDATE for its own use or for use by its customers; provided, however, that such UPDATE shall be delivered to LICENSEE not less frequently than every six (6) months, commencing the sixth (6th) month after the Effective Date, and in no event later than the end of the sixth (6th) month after the Effective Date, unless the parties otherwise mutually agree in writing.

C. If a LICENSEE marketed operating system is specified in Appendices as covered in Article 1, Paragraph J, LICENSEE shall advise LICENSOR of changes to such operating system software and provide documentation pertaining to such changes necessary for LICENSOR to UPGRADE the PACKAGE and DIAGNOSTICS. Within ninety (90) days of receiving such advice, LICENSOR shall deliver to LICENSEE an UPGRADE of the PACKAGE and DIAGNOSTICS which accommodates said changes. Such UPGRADE shall include appropriately updated DOCUMENTATION.

D. If any portion of the PACKAGE, DIAGNOSTICS, or DOCUMENTATION is translated, localized or nationalized by or for LICENSOR or any of its agents, LICENSOR shall promptly so notify LICENSEE and, if requested by LICENSEE, LICENSOR shall, within fifteen (15) days of such request, deliver two (2) copies of such PACKAGE, DIAGNOSTICS or DOCUMENTATION to LICENSEE.

E. LICENSEE shall provide to LICENSOR remote, telephonic access to a hardware and software test environment facility which shall be described in detail in Section D of an associated Appendix. LICENSEE shall in its sole discretion provide reasonable access time to designated test environment; reasonable technical and design documentation, appropriate pre-release information about LICENSEE's product upgrades or new announcements; access to telephony environments, processor usage; disk space; etc.

ARTICLE 7 - TECHNICAL TRAINING

A. Except as may otherwise be negotiated by the parties and incorporated in Appendices to this agreement, LICENSOR shall, as requested by LICENSEE, furnish training to not more than twenty (20) LICENSEE personnel in the installation, maintenance, operation, modification and enhancement of the PACKAGE and DIAGNOSTICS; such training shall include a sufficiently detailed analysis of the design, structure and architecture of the PACKAGE and DIAGNOSTICS that such personnel can, in turn, adequately train other LICENSEE personnel to competently perform such tasks. Each training course shall be of sufficient length to accomplish the competency level described above. LICENSOR shall provide one (1) training course with a maximum of twenty (20) LICENSEE personnel per course. Course materials shall be provided at no charge and may be retained by the trainees. Thirty (30) days prior to the Appendix Delivery Date, LICENSOR shall deliver two (2) reproducible copies of all course materials, e.g., instructor's guide, course outline, and other documentation and items utilized for such courses. LICENSEE shall have the same rights and licenses regarding such course materials, and those furnished under Paragraph B below, as it has for DOCUMENTATION. Such training shall be furnished in accordance with the schedule appearing in each Appendix

B. B. Except as may otherwise be negotiated by the parties and incorporated in Appendices to this agreement, if a major UPDATE (i.e., UPGRADES and those changes for which LICENSOR offers "differential" training to its own customers) is made by LICENSOR, LICENSOR shall, as requested by LICENSEE, provide one (1) training course in accordance with the requirements set forth in Paragraph A, above, for a maximum of twenty (20) LICENSEE personnel. LICENSOR shall, to the same extent as provided for in Paragraph A, above, furnish LICENSEE's personnel with necessary course materials and shall furnish reproducible copies of such course material to LICENSEE at least thirty (30) days prior to the commencement of such course. Such course shall be furnished upon delivery of such UPDATE to LICENSEE, pursuant to Article 6, at mutually agreeable times.

C. The training to be performed under Paragraphs A and B, above, shall be provided at LICENSEE'S designated facility unless LICENSEE elects to have the training provided at LICENSOR'S facility in West Chester, PA.

      1 . If the training is to be performed at LICENSOR'S facility, (a) LICENSOR shall make available, for the use of LICENSEE'S personnel, equipment, facilities and other items required for such training, and (b) LICENSEE shall bear the cost of travel and living expenses of its personnel.

      2. If the training is to be performed at other than LICENSOR'S facility, LICENSEE shall (a) reimburse LICENSOR, in accordance with Addendum B, for travel and living expenses incurred by LICENSOR'S personnel to the extent that such expenses arise solely and directly from the training being performed at other than a LICENSOR facility, and (b) make available adequate facilities and equipment reasonably required for such training.

ARTICLE 8 - MARKETING SUPPORT

A. Except as may otherwise be negotiated by the parties and incorporated in Appendices to this agreement, LICENSOR shall, upon mutual agreement as to time and place, train a maximum of twenty (20) LICENSEE personnel in the marketing of the PACKAGE. LICENSOR shall provide two (2) training classes with a maximum of ten (10) employees per class. Such training shall be at locations and on specific dates to be mutually agreed upon. Each party shall bear its own costs relative to such training.

B. At LICENSEE'S reasonable request, and given reasonable advance notice, LICENSOR shall demonstrate the operation of the PACKAGE and DIAGNOSTICS to prospective customers of LICENSEE and otherwise reasonably assist LICENSEE in its marketing effort during visits by such prospective customers. The demonstration may include the use of LICENSEE furnished marketing materials in addition to any of LICENSOR'S own marketing materials.

C. At LICENSEE'S reasonable request, LICENSOR shall participate in trade shows, user conferences and other events at which the PACKAGE is to be exhibited, demonstrated, discussed or otherwise involved.

D. At LICENSEE'S reasonable request, LICENSOR shall provide pre-sales support, including seminars, courses, presentations and consultations relative to LICENSEE'S marketing activity.

E. If any of the support rendered pursuant to Paragraphs B, C, and D, above, is furnished at other than a LICENSOR facility, LICENSEE shall reimburse LICENSOR, in accordance with Addendum B, for travel and living expenses incurred by LICENSOR'S personnel to the extent such expenses arise solely and directly from such support being performed at other than a LICENSOR facility.

F. Upon mutual agreement of the parties, the branding, i.e. name of the Product, shall be defined in each appendix, for the software user interface, and marketing collateral.

ARTICLE 9 - MAINTENANCE/TECHNICAL SUPPORT

A. LICENSOR shall provide telephone consulting services to LICENSEE'S designated personnel to assist such personnel in resolving problems, obtaining clarification relative to the PACKAGE, DIAGNOSTICS, or DOCUMENTATION (including use of individual features) and providing assistance regarding suspected defects or errors in the PACKAGE, DIAGNOSTICS, or DOCUMENTATION. Said LICENSOR services shall be provided seven (7) days per week, twenty-four (24) hours per day and LICENSOR shall furnish the names and telephone numbers of its personnel for both normal working hours and other times (e.g., holidays, weekends, etc.).

B. Upon LICENSEE'S request, LICENSOR shall furnish qualified personnel for on-site assistance to LICENSEE,

      SUBSIDIARIES, AFFILIATES, THIRD PARTIES, SUBCONTRACTORS and END USERS to resolve problems and assist in customization. In such event, LICENSEE shall pay LICENSOR at the rates set forth in Section B of each Appendix for the time of such personnel and reimburse LICENSOR, in accordance with Addendum B, for travel and living expenses of such personnel incurred in rendering such assistance; provided, however, that LICENSOR shall not be entitled to payment for the time of its personnel if such assistance to resolve problems is required due to a significant defect in the PACKAGE, DIAGNOSTICS, DOCUMENTATION or LICENSOR'S training and such defect cannot otherwise be reasonably resolved in a timely manner.

C. LICENSOR agrees to diligently work for the prompt resolution of defects and errors in the PACKAGE and DIAGNOSTICS or correction of errors or inconsistencies in the DOCUMENTATION. LICENSOR agrees to respond to LICENSEE as required by LICENSEE'S "User Communication Form" (UCF),
      Exhibit 1 hereof, as revised or replaced by LICENSEE from time to time. Notwithstanding the foregoing, in case of a system-down condition (i.e. Priority Code A, Emergency, as defined below) attributable to LICENSOR, LICENSEE may utilize and designate other means of communication for both the reporting of errors and the correction thereof LICENSOR shall respond to and complete correction of errors, defects and malfunctions in accordance with the following schedule:

            ERROR PRIORITY (1)             RESPONSE (2)      CLOSURE (3)
                                           (Calendar Days)   (Calendar Days)

            Emergency (A)                  24 hours          5 days
            Critical (B)                   2 days            20 days
            Non-Critical (C)               5 days            30 days
            Informational                  30 days           Next UPDATE

            (1) Priority            A - Catastrophic system or module failures
                                    that do not have viable detour or workaround available.

                                    B - Problems that have been substantiated as a serious inconvenience to users, this includes any Priority A for which a viable detour or workaround is available.

                                    C - All other problems which the user can easily avoid or detour for which there is no urgency for a resolution.

            (2) Response: Response consists of providing, as appropriate, one or more of the following to the UCF originator: a workaround/detour, an existing CORRECTION, a new CORRECTION against reported product level only, an available release, a release commitment for Priority B and C, notification of a non-problem.

            (3) Closure: Closure consists of providing a final CORRECTION of the problem to the UCF originator including UPDATES of the PACKAGE and DIAGNOSTICS, and revised or new DOCUMENTATION as necessary.

In the event LICENSOR does not furnish corrections of Priority A or B errors within the applicable times set forth above, upon LICENSEE'S request, shall furnish on-site maintenance support personnel, at the designated site, who shall remain at the site and provide support until the problem is corrected. In the event that ultimate responsibility for the error is not due to an error, defect, malfunction, or breach of warranty regarding the PACKAGE, DIAGNOSTICS, or DOCUMENTATION, LICENSEE shall pay LICENSOR at the rates set forth in Section B of each Appendix for time spent at the site and reimburse LICENSOR, in accordance with Addendum B, for travel and living expenses incurred by said personnel.

D. LICENSOR shall furnish the maintenance and technical support described in Paragraphs A, B, and C, above, for the current release level of the PACKAGE and DIAGNOSTICS and for all supported release levels thereof in each Appendix.

ARTICLE 10 - NOTICES/ADMINISTRATION

All notices shall be in writing and shall be sent by certified mail, return receipt requested, or by wire communications (e.g., telex, twx, or facsimile), to the respective Contract Administrator, at the address noted below, or as the same may be changed from time to time by notice similarly given:

A.    For LICENSEE

      1. General administration and liaison shall be performed by -Office of General Counsel, referred to herein as "LICENSEE'S Contract Administrator"), Unisys Way, Blue Bell, PA 19424, with a copy to Global Procurement Dept.

      2. Technical liaison shall be performed by ______________ (referred to herein as "LICENSEE'S Technical Administrator"), (Address), or his/her designee or successor.

      3. Marketing liaison shall be performed by _____________(referred to herein as "LICENSEE'S Marketing Administrator"), (Address) or his/her designee or successor.

B.    For LICENSOR

      1. General administration and liaison shall be performed by Kasim Mun (referred to herein as "LICENSOR'S Contract Administrator"), 999 West Chester Pike # 202, West Chester, PA 19382, or his/her designee or successor.

      2. Technical liaison shall be performed by Martin Le Brun (referred to herein as "LICENSOR'S Technical Administrator"), 999 West Chester Pike # 202, West Chester, PA 19382, or his/her designee or successor.

      3. Marketing liaison shall be performed by Beth Mahoney (referred to herein as "LICENSOR'S Marketing Administrator"), 202 Union Wharf, Boston, MA 02109, or his/her designee or successor.

C. The Technical and Marketing Administrators may, as applicable to their respective function, clarify, explain, provide further details, handle necessary technical and marketing matters, implement technical and marketing aspects, and develop administrative procedures, but shall have no authority to affect or change any of the terms and conditions of this Agreement. The exercise of LICENSEE'S rights of termination or cancellation and the exercise of other general rights of LICENSEE are reserved to LICENSEE's Contract Administrator. LICENSOR shall furnish on-site maintenance support personnel, at the designated site, who shall remain at the site and provide support until the problem is corrected. In the event that ultimate responsibility for the error is not due to an error, defect, malfunction, or breach of warranty regarding the PACKAGE, DIAGNOSTICS, or DOCUMENTATION, LICENSEE shall pay LICENSOR at the rates set forth in Section B of each Appendix for time spent at the site and reimburse LICENSOR, in accordance with Addendum B, for travel and living expenses incurred by said personnel.

D. LICENSOR shall furnish the maintenance and technical support described in Paragraphs A, B, and C, above, for the current release level of the PACKAGE and DIAGNOSTICS and for all supported release levels thereof in each Appendix.

ARTICLE 10 - NOTICES/ADMINISTRATION

All notices shall be in writing and shall be sent by certified mail, return receipt requested, or by wire communications (e.g., telex, twx, or facsimile), to the respective Contract Administrator, at the address noted below, or as the same may be changed from time to time by notice similarly given:

A.    For LICENSEE

      1. General administration and liaison shall be performed by -Office of General Counsel, referred to herein as "LICENSEE'S Contract Administrator"), Unisys Way, Blue Bell, PA 19424, with a copy to Global Procurement Dept.

      2. Technical liaison shall be performed by (referred to herein as "LICENSEE'S Technical Administrator"),(Address), or his/her designee or successor.

      3. Marketing liaison shall be performed by (referred to herein as "LICENSEE'S Marketing Administrator"),(Address) or his/her designee or successor.

B.    For LICENSOR

      1. General administration and liaison shall be performed by Kasim Mun (referred to herein as "LICENSOR'S Contract Administrator"), 999 West Chester Pike # 202, West Chester, PA 19382, or his/her designee or successor.

      2. Technical liaison shall be performed by Martin Le Brun (referred to herein as "LICENSORS Technical Administrator"), 999 West Chester Pike # 202, West Chester, PA 19382, or his/her designee or successor.

      3. Marketing liaison shall be performed by Beth Mahoney (referred to herein as "LICENSOR'S Marketing Administrator"), 202 Union Wharf, Boston, MA 02109, or his/her designee or successor.

C. The Technical and Marketing Administrators may, as applicable to their respective function, clarify, explain, provide further details, handle necessary technical and marketing matters, implement technical and marketing aspects, and develop administrative procedures, but shall have no authority to affect or change any of the terms and conditions of this Agreement. The exercise of LICENSEE'S rights of termination or cancellation and the exercise of other general rights of LICENSEE are reserved to LICENSEE's Contract Administrator.

ARTICLE I I - CANCELLATION/TERMINATION

A.    Cancellation

      1. This Agreement may be canceled by LICENSEE for cause, in the event that (a) LICENSOR substantially fails to perform any of its material obligations hereunder (including, but without limitation, the support obligations set forth herein) and said cause is not corrected within thirty (30 ) days after delivery of written notice from LICENSEE specifying such cause, or (b) LICENSOR files, or has filed against it, a voluntary or involuntary petition under Chapter 3 of Title 11 of the United States Code, 11 U.S. C. & 301, et seq. (the "Bankruptcy Code"), upon delivery of a written cancellation notice to LICENSOR.

      2. This Agreement may be canceled by LICENSOR for cause, in the event that (a) LICENSEE substantially fails to perform any of its material obligations hereunder and said cause is not corrected within thirty
            (30) days after delivery of written notice from LICENSOR specifying such cause, or (b) LICENSEE files, or has filed against it, a voluntary or involuntary petition under Chapter 3 of Title 11 of the United States Code, 11 U. S.C. & 301, et seq. (the "Bankruptcy Code"), upon delivery of a written cancellation notice to LICENSEE.

      3. If the cause is not corrected within the applicable cure period specified above, cancellation shall become effective immediately upon receipt, by the party failing to correct the cause, of a written cancellation notice from the other party.

B.    Termination

      1. LICENSEE may, upon at least one hundred twenty (120) days prior written notice to LICENSOR, terminate this Agreement for the convenience of LICENSEE.

      2.    This Agreement may be terminated by LICENSEE, upon at least sixty
            (60) days prior written notice to LICENSOR, at any time after all the licenses granted in Article 2 hereof becomes perpetual, irrevocable, royalty free and fully paid up as provided in Article 4.

C.       Effect of Cancellation/Termination

      1. Cancellation of this Agreement pursuant to Subparagraph A2, above, or termination of this Agreement pursuant to Subparagraph B 1, above, shall terminate the rights of LICENSEE, SUBSIDIARIES, AFFILIATES and THIRD PARTIES to advertise and promote the PACKAGE, DIAGNOSTICS, and DOCUMENTATION and to grant additional sublicenses after such cancellation or termination; provided, however, that such cancellation or termination shall not cancel, terminate or affect sublicenses previously granted to END USERS; and further provided, that LICENSEE, SUBSIDIARIES, AFFILIATES and THIRD PARTIES shall be permitted to continue to use the PACKAGE, DIAGNOSTICS, and DOCUMENTATION without limitation, including use to enable them to meet their support and maintenance obligations to END USERS and internal users existing at the time of such cancellation or termination.

      2. Cancellation of this Agreement pursuant to Subparagraph A 1, above, or termination of this Agreement pursuant to Subparagraph B2, above, shall not affect the then existing rights and licenses granted to LICENSEE under Article 2 and such rights and licenses shall survive such cancellation or such termination.

D.    General

      No termination or cancellation of this Agreement shall affect the obligation of LICENSEE to make license fee payments which are due hereunder. The parties' rights to terminate or cancel in accordance with this Article are in addition to and shall not limit or prejudice any other right or remedy available under this Agreement, at law, or in equity, except as provided herein.

ARTICLE 12 - TAXES

The PACKAGE licensed hereunder to LICENSEE is basically for sublicense to END USERS and therefore should be exempt from sales, use and other similar taxes. However, if such tax should be imposed on LICENSOR, LICENSEE shall either bear such tax by a direct payment to the taxing authority or shall reimburse LICENSOR for such tax. A list of LICENSEE'S appropriate sales and use tax exemption certificate numbers shall be furnished upon request by LICENSOR. In the event it shall ever be determined that any such tax was not required to be paid, LICENSOR agrees to notify LICENSEE and, if such tax was reimbursed to LICENSOR, to make prompt application for the refund thereof, to take all proper steps to procure the same, and when received, to pay the same to LICENSEE.

ARTICLE 13 - CONFIDENTIAL INFORMATION AND DISCLOSURE

A. Any information which either party may disclose to the other party shall not be deemed to be confidential and shall be acquired free from any restriction, unless the information is proprietary to the disclosing party and, if it is disclosed in tangible form, the disclosing party marks such information as being confidential to it by marking such information as "Proprietary", "Restricted", or "Confidential". Any confidential information disclosed orally shall be identified as confidential at the time of disclosure and thereafter reduced to tangible form with a copy, prominently marked as aforesaid, delivered to the receiving party within fifteen (15) days of the verbal disclosure. When a writing contains both confidential and non-confidential information, the disclosing party shall specifically note the information which is confidential.

B. Each party shall exercise the same degree of care, in no event less than reasonable care, to avoid the publication or dissemination of the confidential information of the other party as it affords to its own confidential information of a similar nature which it desires not to be published or disseminated.

C. Confidential information disclosed under this Agreement shall only be used by the receiving party in the furtherance of this Agreement or the performance of its obligations hereunder.

D. The obligation of the parties not to disclose confidential information shall survive the termination or cancellation of this Agreement. However, neither party shall be obligated to protect confidential information of the other party which:

      1. is rightfully received by the receiving party from another party without restriction, or

      2. is known to or developed by the receiving party independently without use of the confidential information, or

      3. is or becomes generally known to the public by other than a breach of duty hereunder by the receiving party, or

      4. has been or is hereafter furnished to others by the disclosing party without restriction on disclosure, or

      5. is known or available to the receiving party by inspection or analysis of products available in the market.

The obligation not to use or disclose said confidential information shall end three '(3) years after the date of receipt of said confidential information, except with respect to software for which the obligation shall continue until the occurrence of any of the events listed in Subparagraphs D 1 through D5, above.

E. LICENSEE shall be permitted to disclose said confidential information to SUBSIDIARIES, AFFILIATES, THIRD PARTIES and SUBCONTRACTORS for their use in the furtherance of this Agreement in accordance with the rights and licenses granted; provided, however, that SUBSIDIARIES, AFFILIATES, THIRD PARTIES and SUBCONTRACTORS agree to protect such information to the extent provided herein.

F. Nothing contained in this Article 13, or elsewhere, shall be construed as preventing LICENSEE from marketing or sublicensing the PACKAGE, DIAGNOSTICS, and DOCUMENTATION in the same manner as it may then market or sublicense its other software products except as may be contained in Appendices attached hereto. LICENSEE and SUBSIDIARIES, AFFILIATES and THIRD PARTIES may disclose LICENSOR'S confidential information to END USERS for the purposes of training, operation, maintenance and marketing of the PACKAGE and DIAGNOSTICS; provided, however, that they shall require such END USERS to keep confidential any LICENSOR confidential information so transferred to the same extent LICENSEE requires confidentiality with regard to its own confidential information under similar circumstances.

G. Disclosure of the contents of this Agreement, its Addenda, Appendices, Attachments and Modifications shall not be disclosed to third parties without the prior written agreement of the other party.

ARTICLE 14 - WARRANTY

A. LICENSOR warrants that it owns the entire right, title and interest in and to the PACKAGE, DIAGNOSTICS, and DOCUMENTATION and that the PACKAGE, DIAGNOSTICS, and DOCUMENTATION have not been disclosed to others except under an obligation of confidentiality.

B. LICENSOR warrants that it has the right and power to grant the licenses and rights set forth in this Agreement and warrants that the PACKAGE, DIAGNOSTICS, and DOCUMENTATION do not violate the patents, copyrights, trade secrets, or other proprietary rights of others.

C. LICENSOR warrants that (1) the PACKAGE and DIAGNOSTICS, as supplied, shall perform in accordance with their specifications and the DOCUMENTATION listed in Addendum A and the other requirements of this Agreement, and shall properly interface to and operate with the operating system specified in Article 1 Paragraph J, and modifications thereto, (2) the PACKAGE does not contain any disabling devices, and (3) the DOCUMENTATION accurately describes the features, functions, and use of the PACKAGE and DIAGNOSTICS.

D. LICENSOR warrants that the PACKAGE, DIAGNOSTICS, and DOCUMENTATION are not in the public domain.

E. LICENSOR warrants that it has no knowledge of any patents or copyrights which are infringed or may be infringed, or any trade secrets or other proprietary rights of other parties which are or may be misappropriated or violated by using, making, copying, licensing, or distributing the PACKAGE, DIAGNOSTICS, or DOCUMENTATION.

F. LICENSOR warrants that is has agreements with its employees which are sufficient for the fulfillment of LICENSOR'S obligations pursuant to this Agreement.

G. LICENSOR warrants and represents that the PACKAGE and DIAGNOSTICS [do not] contain a CRYPTOGRAPHIC ALGORITHM which requires licenses to be obtained from the Department of Commerce (DOC) and, if required, the Department of State (DOS), for export of said PACKAGE and DIAGNOSTICS.

H. LICENSOR warrants that each hardware, software, and firmware product delivered under this Agreement shall be able to accurately process date data including, but not limited to, calculating, comparing, and sequencing from, into and between the 20th and 21st centuries, and 1999 and 2000, including leap year calculations. If this Agreement requires that products delivered under it must perform as a system or in combination with other specified products, then this warranty shall apply to those products as a system or in that combination. Except as may be specifically set forth in this Article to the contrary, the remedies available to LICENSEE for breach of this warranty shall be as set forth in and subject to the terms and limitations of LICENSOR's general product warranties contained in this Agreement, provided however, that notwithstanding anything to the contrary set forth in this Agreement, the duration of this warranty shall extend through the calendar year 2000, and provided further, that notwithstanding any provision to the contrary in such general warranties, the remedies available to LICENSEE under this warranty shall include repair or replacement of any product provided hereunder whose failure to function as above provided is discovered and made known to LICENSOR, whether by LICENSEE or otherwise. Nothing in this warranty shall be construed to limit any rights or remedies LICENSEE may otherwise have under this Agreement with respect to defects other than date data functionality.

ARTICLE 15 - DISCLAIMER

EXCEPT AS EXPRESSLY STATED HEREIN, NEITHER PARTY HAS MADE ANY WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED BY OPERATION OF LAW OR OTHERWISE, CONCERNING THE PACKAGE TO BE PROVIDED HEREUNDER, THE SCOPE OR DURATION OF ANY MARKETING EFFORT WHICH LICENSEE MAY UNDERTAKE, OR THE SUCCESS OF ANY SUCH MARKETING EFFORT. NEITHER PARTY HAS RELIED ON ANY EXPRESS OR IMPLIED REPRESENTATION OF THE OTHER PARTY, WRITTEN OR ORAL, AS AN INDUCEMENT TO ENTERING INTO THIS AGREEMENT.

ARTICLE 16 - LIMITATION OF LIABILITY

EXCEPT AS PROVIDED IN ARTICLE 17, NEITHER PARTY SHALL BE LIABLE FOR ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOST PROFITS, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

ARTICLE 17 - INFRINGEMENT/INDEMNITY

LICENSOR agrees to indemnify and hold harmless LICENSEE, SUBSIDIARIES, AFFILIATES, THIRD PARTIES, SUBCONTRACTORS, END USERS and the sublicensees and END USERS of any and all of the aforesaid from any claim, liability, damage or expense including but not limited to legal expenses of whatever kind for, or on account of, patent infringement, copyright infringement, misappropriation of trade secrets or violation of other proprietary rights in connection with or relating to the use, copying, reproduction, distribution, licensing or other disposition of the PACKAGE, DIAGNOSTICS, or DOCUMENTATION. LICENSOR agrees to defend or settle, at LICENSOR'S expense, all suits or proceedings arising out of any of the foregoing; provided, however, that LICENSEE shall give LICENSOR prompt written notice of all suits or threats of suit and other such claims concerning patent or copyright infringement or misappropriation of trade secrets and other intellectual property against LICENSEE, SUBSIDIARIES, AFFILIATES, THIRD PARTIES, SUBCONTRACTORS, and the sublicensees and END USERS of any and all of the aforesaid. LICENSEE, at its own expense, shall have the right to participate in LICENSOR'S defense of any such action through LICENSEE'S own counsel. In the event that LICENSOR fails after notice, to adequately defend or settle any action which it is obligated to defend or settle under this Article 17, LICENSEE shall have the right of prosecuting and defending such action or actions and to collect such costs and expenses (including attorney's fees) from LICENSOR and shall further have the right to charge LICENSOR with any and all awards, damages and court costs in such action or actions and to collect such awards, damages and court costs from LICENSOR. If the PACKAGE, DIAGNOSTICS, or DOCUMENTATION are held to be an infringement or misappropriation for which LICENSEE is indemnified by LICENSOR, and their use is enjoined, LICENSOR shall, at LICENSOR'S option and expense, either:

      1. procure for LICENSEE the right to continue to utilize the PACKAGE, DIAGNOSTICS, and DOCUMENTATION pursuant to the license granted herein, or

      2. replace or modify the PACKAGE, DIAGNOSTICS, and DOCUMENTATION in such a way that they shall not continue to constitute such infringement or misappropriation.

LICENSOR shall not be liable under this Article 17 if the PACKAGE, DIAGNOSTICS, or DOCUMENTATION have been modified by any of the parties indemnified hereunder and such modification is solely the cause of any such infringement or misappropriation unless such modifications were made in accordance with LICENSOR'S instructions.

ARTICLE 18 - TRADEMARKS AND TRADE NAMES

Nothing contained in this Agreement shall be construed as licensing either party to use any trademark or trade name owned or used by the other party without the prior written consent of the other party. However, LICENSEE, SUBSIDIARIES, AFFILIATES and THIRD PARTIES shall have the unrestricted use of the term stated in this Agreement (and any other or subsequent term used by LICENSOR to identify the PACKAGE and DIAGNOSTICS) in connection with the use, marketing, copying, distribution, licensing and sublicensing of the PACKAGE, DIAGNOSTICS, and DOCUMENTATION. When marketing the PACKAGE, DIAGNOSTICS, and DOCUMENTATION, LICENSEE, SUBSIDIARIES, and AFFILIATES shall have the right to use their own trademarks or trade names when referring to the PACKAGE, DIAGNOSTICS, or DOCUMENTATION.

ARTICLE 19 - FORCE MAJEURE

Neither LICENSEE nor LICENSOR shall be liable to the other for delays in the performance of or completion of this Agreement if notice of such delay is provided as required in Article 22M and if such delay is caused by strikes, riots, wars, government regulations, acts of God, fire, flood or other similar causes beyond its control; provided, however, if such delay exceeds ninety (90) days, the other party shall have the option, exercisable by written notice, to cancel this Agreement pursuant to Article 11 A.

ARTICLE 20 - ASSIGNMENT AND BENEFITS

All of the terms and conditions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and permitted assigns of the parties hereto. Except as specifically stated in this Agreement, neither this Agreement nor any of the rights, interests or obligations of any party hereunder shall be assigned or delegated by either party hereto without the prior written consent of the other. Such consent shall not be withheld unreasonably. Any unauthorized assignment or delegation shall be null and void. Notwithstanding the foregoing, either party may assign or otherwise transfer its rights and obligations to successors in interest (whether by purchase of stock or assets, merger, operation of law, or otherwise) of that portion of its business related to the subject matter hereof.

ARTICLE 21 - MOST FAVORED CUSTOMER

LICENSOR warrants that the prices, payment terms and other terms and conditions stated for the PACKAGE and services covered by this Agreement are not less favorable than prices, payment terms or other terms and conditions accorded to LICENSOR'S most favored customer for like items in similar quantities. If, at any time during the term of this Agreement, LICENSOR accords to any other customer of LICENSOR more favorable net prices, payment terms or other terms and conditions for the PACKAGE and services which are substantially comparable to those licensed or sold to LICENSEE hereunder, LICENSOR shall extend such prices, payment terms and other terms and conditions to LICENSEE.

ARTICLE 22 - GENERAL PROVISIONS

A.    Governing Law

      This Agreement shall be construed, governed and interpreted in accordance with the laws, but not the rules relating to the choice of law, of the State of Pennsylvania.

B.    Captions/ Headings

      The captions and headings of the Articles, clauses and paragraphs contained herein have been inserted for the convenience of the parties and shall not be construed as a part of or modifying any provisions of this Agreement.

C.    Waiver

      The failure of either party to insist, in any one or more instances, upon the performance of any of the terms, covenants or conditions of this Agreement or to exercise any right hereunder, shall not be construed as a waiver of the future performance of any such term, covenant or condition or the future exercise of such right.

D.    Severability

      If any court should find any particular provision of this Agreement void, illegal, or unenforceable, then that provision shall be regarded as stricken from this Agreement and the remainder of this Agreement shall remain in full force and effect.

E.    Independent Contractors

      It is agreed that the relationship between the parties is that of independent contractors, and nothing contained in this Agreement shall be construed or implied to create the relationship of partners, joint venturers, agent and principal, . employer and employee, or any relationship other than that of independent contractors. At no time shall either party make any commitments or incur any charges or expenses for or in the name of the other party.

F.    Conflict of Interest

      LICENSOR agrees that it shall not engage directly or indirectly either for itself, or with or for any other person or corporation in any work or undertaking which shall conflict with or create any legal impediment against LICENSOR'S performance of its obligations under this Agreement and the rights and licenses granted to LICENSEE hereunder. LICENSOR represents that there is no such present conflict of interest nor any such legal impediment.

G.    Divestiture

      Notwithstanding other provisions of this Agreement to the contrary, SUBSIDIARIES, AFFILIATES and other business units of LICENSEE which are, in whole or in part, divested by LICENSEE during the term of this Agreement shall, nevertheless, retain all rights which such divested entity had in the PACKAGE, DIAGNOSTICS, and DOCUMENTATION prior to such divestiture. All sublicenses granted by such divested entities shall be contributory toward the achievement of any quantity and volume pricing discounts and payments shall be at the then applicable net license fees for the PACKAGE.

H.    Counterparts

      This Agreement may be executed in any number of counterparts, each of which together shall constitute one and the same instrument.

I.    Publicity

      LICENSOR shall not, except as may be required by law or federal regulation, or except with the prior written permission of LICENSEE, publicly advertise this Agreement, its Addenda, or its Appendices, or disclose any of its contents to any third party.

J.    Risk of Loss

      Until such time as the deliverable items are in LICENSEE'S possession, all risk of loss shall be LICENSOR'S.

K.    Entire Compensation

      Except as may be specifically provided otherwise in this Agreement, LICENSOR'S performance of the work and fulfillment of its other obligations under this Agreement and the granting of licenses and rights to LICENSEE shall be at no cost or charge to LICENSEE.

L.    Personal Injury/Property Damage

      Each party (the "Indemnifying Party") shall hold harmless the other party from any claim of personal injury or property damage arising from any act or omission of the Imdenifying Party. Upon request by LICENSEE, LICENSOR shall furnish evidence of insurance coverage for such injury and damage.

M.    Notice of Delay

      Whenever any occurrence (e.g., an event of Force Majeure or a filing under a bankruptcy law) is delaying or threatens to delay either party's timely performance under this Agreement, that party shall promptly give notice thereof, including all relevant information with respect thereto, to the other party.

N.    Compliance with Law

      The parties shall in the performance of this Agreement comply with all applicable laws, executive orders, regulations, ordinances, rules, proclamations, demands and requisitions of national governments or of any state, local or other governmental authority which may now or hereafter govern performance hereunder including, without limitation, all laws, executive orders, regulations, ordinances, rules and proclamations regarding Equal Employment Opportunity, the exporting of technology, and withholding for income taxes.

0.    Access to Books

      Through a mutually acceptable independent auditor, LICENSOR shall have reasonable access to the sufficient books and records as they pertain to this Agreement of LICENSEE once every twelve (12) months for the sole purpose of determining the amounts due hereunder, at LICENSOR'S own cost; provided, however, that such auditor agrees to be bound by the provisions of Article 13.

ARTICLE 23 - INSURANCE

A. LICENSOR shall maintain Worker's Compensation and Employer's Liability Insurance upon its employees as required by law. LICENSOR shall also maintain Comprehensive Liability Insurance for all operations necessary and incidental to the conduct of this Agreement, including coverage of all automobile exposure, all property liability exposure and contractual liability exposure. Required insurance coverage will be held on a global basis (to include the United States) and will remain in full force and effect for the duration of this Agreement. Certificates evidencing the validity of the applicable insurance requirements set forth below shall be presented to LICENSEE prior to the signing of this Agreement by LICENSEE personnel. LICENSOR shall maintain insurance to at least the following minimum amounts:

      1.    Worker's Compensation with limit of statutory amount;

      2. Employer's Liability Insurance with limit of one hundred thousand dollars ($100,000);

      3. Comprehensive Automobile Liability Insurance, with a combined single limit of one million dollars ($1,000,000) for bodily injury, death or property damage arising from any one occurrence;

      4. Commercial General Liability insurance with minimum limits of not less than two million ($2,000,000) dollars on a per occurrence basis; and

      5. Professional Liability (Errors and Omission) insurance with minimum limits of two million ($2,000,000) dollars.

      B. Such policies shall name LICENSEE as an additional insured and provide that coverage may not be canceled without thirty (30) days prior written notice to LICENSEE. Such insurance shall not be deemed a limitation of any liability of LICENSOR. Such insurance shall be primary, not contributing with, and not in excess of, coverage which LICENSEE may carry. The insurance afforded by these policies applies separately to each insured against whom claim is made or suit is brought, in the same manner as such insured would be covered if the policy insured only such party. The inclusion of such additional insured shall not increase the policy limits.

ARTICLE 24 - ESCROW

Escrow Agreement

      A. LICENSOR and LICENSEE shall, contemporaneously herewith, execute an agreement with Data Securities International, Inc. (DSI) for the deposit and possible release of SOURCE CODE, SOURCE CODE listings, comment statements, flow charts, maintenance tools, test programs, program specifications and other documents and materials related to the PACKAGE (hereinafter the "Deposit") for use by LICENSEE as provided for herein. The agreement executed between LICENSOR, LICENSEE and DSI is set forth in Addendum C hereto. LICENSOR shall make the initial delivery of the Deposit to DSI within thirty (30) days after the Appendix Effective Date. UPDATES of said Deposit shall be delivered to DSI at the same time that UPDATES of the OBJECT CODE form of the PACKAGE and DOCUMENTATION are delivered to LICENSEE hereunder. DSI's fees shall be paid by LICENSEE. Failure of LICENSEE to make timely payments to DSI shall not permit LICENSEE to receive Deposit due to non-payment clause of Escrow Agreement in Addendum C.

B.       Restricted SOURCE CODE License

            1. In the event that DSI delivers the Deposit to LICENSEE, as provided in the agreement between DSI, LICENSEE and LICENSOR, concurrent with the delivery of said Deposit, LICENSOR grants and LICENSEE accepts the same license and rights for the SOURCE CODE form of the PACKAGE and DOCUMENTATION as is granted to LICENSEE in Article 2 for the OBJECT CODE form of the PACKAGE and DOCUMENTATION; provided, however, that LICENSEE shall have no right to sublicense the SOURCE CODE form to END USERS or to include such right in sublicenses granted to SUBSIDIARIES, AFFILIATES or THIRD PARTIES.

            2. Notwithstanding the foregoing proviso, LICENSEE shall have the right to grant sublicenses for the SOURCE CODE form to a government (at any level), or a government's agency or authority if such grant is a mandatory requirement for a contract award and to further grant such right to SUBSIDIARIES, AFFILIATES and THIRD PARTIES; provided, however, that the grant to such END USERS shall be as restricted as grants to the U.S. Government under the "Restricted Rights" to software provisions and the "Limited Rights" to technical data provisions of applicable Procurement Regulations and the use of the PACKAGE shall be restricted in accordance with such limited applicable Procurement Regulations.

C.    Warranty

      1. LICENSOR warrants that the Escrow Materials furnished as provided in Paragraph A, above, comprise the then current SOURCE CODE release/level of the PACKAGE and then current DOCUMENTATION and shall satisfy LICENSEE'S requirements herein.

      2. LICENSOR warrants that the Escrow Materials will enable a reasonably skilled computer programmer to maintain and modify the PACKAGE without the aid of LICENSOR or reference to any other materials.

ARTICLE 25 - ADDENDA/APPENDICES/ATTACHMENTS

All Addenda, Appendices, attachments and other documents referred to in this Agreement and all specifications, drawings and documents referenced therein are hereby incorporated in and made part of this Agreement.

ARTICLE 26 - SURVIVAL OF PROVISIONS

In addition to the rights and obligations which survive as expressly provided for elsewhere in this Agreement, the Articles and Addenda which by their nature should survive, shall survive and continue after any termination or cancellation of this Agreement, and specifically Articles 2, 11,13, 14, 15, 16, 17, 18, 20, 22 shall survive.

ARTICLE 27 - ENTIRE AGREEMENT

This Agreement states the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous proposals, negotiations, representations, commitments, writings, agreements and other communications, both oral and written, between the parties. This Agreement may not be released, discharged, changed or modified except by an instrument in writing signed by a duly authorized representative of each of the parties.

This Agreement has been duly signed by authorized representatives of the parties and shall become effective as of the latest date set forth below (the "Effective Date").

(LICENSOR)                                       Unisys Corporation


By:                                              By:
   ----------------------------------               ----------------------------

-------------------------------------               ----------------------------

Title:                                           Title:
     --------------------------------                 --------------------------

Date:                                            Date:
     --------------------------------                 --------------------------

EXHIBIT 1                  USER COMMUNICATION FORM (UCF) - (SIMULATION)
-------

                         To: (Support Activity Location)

UCF#  (Dist/Sub/county)* (Branch/Loc)* (Customer Ref)
Dated Prepared:________________
Class:
[ ] Software  [ ] Hardware [ ] Application  [ ] MTR

Form Type:
[ ] Problem   [ ] Feature Suggestion

================================================================================

PRODUCT/SYSTEM DESCRIPTION
(Host Processor/Machine Type)    (System Release)    (Unit Style)   (Serial No)
(Product)                        (Level)             (Component)
                                 (Firmware Level)    (Op system)    (OS Level)
Occurrences                Reproductible             Product Status                          Priority
[ ] One-time               [ ] Yes                   [ ] Un-usable  [ ] Problem Avoidable    [ ]A  [ ]C
[ ] Multiple               [ ] No                    [ ] Degraded   [ ] System Unaffected    [ ]B

================================================================================
MATERIALS
================================================================================
Material Attached (Dump, Trace, Data, Obj. Code, Listing, Parts, Tape)
No._____
[ ] Yes   [ ] No                                    (Materials Description)
[ ] Additional Information (Previous UCF Reg. No.)  (Previous UCF Ref#)
[ ] Forwarded Under Separate Cover    (Comments)
================================================================================
DESCRIPTION
================================================================================
Concise Description (Maximum 76 Chars)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Operations Impact)
(Pertinent Configuration)
(Full Description)

(Analysis / Workaround)

                                                       [ ] Description Continued

Suggested Fix Attached              Site
Tested
[ ] Yes   [ ] No                    [ ] Yes  [ ] No

EXHIBIT 1     USER COMMUNICATION FORM (UCF) - (SIMULATION)

================================================================================

SITE
IDENTIFICATION

================================================================================

(Originator's Name)                      (Unisys Site Number)
(Company Name)                           (Telephone Number)
(Address)                                (Telex/Dex Number)
(City, State, Country, Zip Code)

================================================================================

SUPPORT (UNISYS USE ONLY)

================================================================================

(Reviewer)                 (Title)          (Organization)             (Phone Number)         (Telex/Dex Number)
(Number)
--------------------------------------------------------------------------------------------------------------------
(Address)                                 (Date Acknowledged)          (Date Received)        (Authorization Number)

--------------------------------------------------------------------------------------------------------------------
(City, State, Country, Zip Code)                                       (Assigned Priority)    (Register Number)

--------------------------------------------------------------------------------------------------------------------
         (Keywords Minimum Of One)                                    (Keyword Dictionary)

--------------------------------------------------------------------------------------------------------------------

ADDENDUM A        CATEGORIES OF CRYPTOGRAPHIC ALGORITHMS

A. Data Confidentiality - Equipment or software which protects user data from observation by encrypting the data. This does not include encryption of data used for authentication or access control only, such as passwords, PIN's or cryptographic keys.

B. Data Authentication or Data Integrity - Equipment or software which calculates a Message Authentication Code (MAC) or similar result to assure the identity of the source of the data.

C. Access Control - Equipment or software which protect passwords or Personal Identification Numbers (PIN) or similar data to prevent unauthorized use of computing facilities or other resources.

D. Non-Repudiation - Equipment or software which calculates a digital signature or similar result to assure the identity of the source of the data, provable to a third party.

E. Proprietary Software Protection - Decryption-only routines for encrypted proprietary software, fonts, or other computer-related proprietary information for the purpose of maintaining vendor control over said information.

ADDENDUM B         UNISYS TRAVEL POLICY

Lodging: Accommodations shall be selected in accordance with the hotels and the corresponding rates indicated in the Unisys Hotel Directory, whenever possible. The itemized hotel bill must be submitted as a receipt.

Meals: The cost of all meals will be reimbursed on an actual/reasonable basis, except meals provided free of charge on airlines, at hotels, at Unisys facilities, at Unisys sponsored meetings, etc. Meals provided free of charge shall be itemized as such. Any meal cost of ten dollars ($10) or greater must be supported with a charge card or otherwise valid receipt.

Car Rental:       The rental of an automobile at a rate in excess of major
                  rental agency rates for standard automobiles is prohibited.
                  The itemized car rental agreement form must be submitted as a receipt.

Travel: All personnel must travel by coach or economy class for air and rail travel. Unisys authorized travel of personnel by private auto shall be compensated at the rate of thirty-one cents ($0.31) per mile, plus tolls and parking fees. The ticket form for air or rail travel must be submitted as a receipt.

The above information is provided as a guideline and shall be adhered to whenever possible. However, all reasonable, actual expenses incurred which are submitted and supported by appropriate receipts (any expense of ten dollars ($10) or greater must be supported with a charge card or otherwise valid receipt) shall be reimbursed.

ADDENDUM C        TECHNOLOGY ESCROW AGREEMENT

                  Account Number__________________________

This Technology Escrow Agreement including the Exhibits and Addenda ("Agreement") is effective this ______day of _____, _____, by and between Data Securities International, Inc. ("DSI") a Delaware corporation, InfoActiv, Inc. ("Licensor") a Pennsylvania corporation, and ("Licensee").

WHEREAS, Licensor has or will enter into an agreement with Licensee for the use of proprietary technology and other materials of Licensor;

WHEREAS, Licensor and Licensee desire this Technology Escrow Agreement to be supplementary to said agreement;

WHEREAS, access to the proprietary technology and other materials is critical to Licensee in the conduct of its business;

WHEREAS, Licensor has deposited or will deposit with DSI the related proprietary technology and other materials ("Deposit") to provide for retention and controlled access for Licensee under the conditions specified below;

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the promises, mutual covenants and conditions contained herein, the parties hereto intending to be legally bound, agree as follows:

1. Licensor Deposit Account. Following the execution of this Agreement and the payment of the set up and deposit fees to DSI, DSI shall open a Deposit Account for Licensor. The opening of the account means that DSI shall establish an account ledger in the name of the Licensor and that Licensor shall receive renewal notices as provided in Section 8. Unless and until Licensor makes an Initial Deposit with DSI, DSI. shall have no obligation to Licensor except as defined by this Section.

2. Designated Representative. Licensor and Licensee each agree to designate one individual to receive notices from DSI and to act on behalf of Licensor and Licensee respectively with respect to the performance of their obligations as set forth in this Agreement and to notify DSI immediately, in the manner stipulated in Exhibit A, in the event of any change from one Designated Representative to another.

3. Initial Deposit. The Initial Deposit will consist of all material as required by the agreement between Licensor and Licensee and initially supplied by Licensor to DSI as detailed in an accompanying document called a "Description of Deposit Materials" hereinafter referred to as an Exhibit
      B. DSI shall issue to Licensor and Licensee a complete copy of each Agreement, including the Exhibits within ten (10) days of acceptance by DSI of the Initial Deposit.

4. Deposit Changes. If required by agreement between Licensor and Licensee, Licensor has the obligation to keep the Deposit updated with supplemental or replacement materials.

      a. Supplemental Deposit. The Supplemental Deposit Will include any materials added to the Deposit. Licensor will submit the Supplemental Deposit accompanied by an Exhibit B. Within ten (10) days of acceptance by DSI of such Supplemental Deposit, DSI shall notify Licensor and Licensee by issuing a copy of the Exhibit B.

      b. Replacement Deposit. Replacement materials replace the existing Deposit defined by an Exhibit B(s). Portions of a Deposit may not be replaced. Licensor will submit the Replacement materials accompanied by an Exhibit B. Within ten (10) days of acceptance by DSI of such Replacement materials, DSI shall notify Licensor and Licensee by issuing a copy of the Exhibit B. DSI will destroy or return to Licensor all materials that are replaced by the Replacement Materials as requested by Licensor.

      c. Retention of Existing Deposit. Within ten (10) days of receipt of a request by Licensor to Replace the Deposit, DSI will send notice to Licensee, including a copy of the Exhibit B describing the new materials, stating that Licensor requests to replace the existing Deposit.

            Licensee has twenty (20) days from the mailing of such notice by DSI to instruct DSI to retain the Existing Deposit held by DSI. A retention of Existing Deposit could incur an additional Deposit storage fee as specified by DSI's schedule of fees.

            If Licensee does not instruct DSI to retain the Existing Deposit, DSI shall permit such Existing Deposit to be replaced with the Replacement materials.

            Permission is hereby given by Licensor to DSI to retain such Existing Deposit if so requested by this Licensee.

5. Deposit Inspection. Upon the receipt of the Initial Deposit materials and any Deposit Changes, DSI will visually match the listed items on the Exhibit B to the labeling of such materials.

      Except as otherwise provided herein or otherwise between Licensee and DSI, DSI shall not be responsible for verifying the contents or validating the accuracy of Licensor's labeling. Acceptance of the Deposit will occur only when DSI concludes that the Deposit Inspection is complete.

6. Licensee Registration Account. Following the execution of this Agreement and the payment of the registration fee to DSI, DSI shall open a Registration Account for Licensee. The opening of the Registration Account means that DSI shall establish an account ledger in the name of the Licensee and that Licensee shall receive renewal notices as provided in Section 8. Unless and until Licensor makes an Initial Deposit of Materials with DSI, DSI shall have no obligation to Licensee except as defined by this Section.

7. Deposit Obligations of Confidentiality. DSI agrees to establish a secure receptacle in which it shall place the Deposit and shall put the receptacle under the control of one or more of its officers, selected by DSI, whose identity shall be available to Licensor and Licensee at all times. DSI shall exercise a professional level of care in carrying out the terms of this Agreement.

      DSI acknowledges Licensor's assertion that the Deposit shall contain proprietary data of Licensor and that DSI has an obligation to preserve and protect that confidentiality.

8. Term of Agreement. This Agreement will have a term coterminous with the term of the agreement between Licensor and Licensee but shall survive such term in the event said agreement is canceled for the default of Licensor and until the Deposit is delivered to Licensee as provided for in Section 11, below. In the event that the annual fees are not received when due, DSI shall so notify Licensor and Licensee. If the annual fees are not received within thirty (30) days thereafter, this Agreement will expire without further notice. Licensee has the right to pay annual fees and other related fees.

9. Expiry. Upon termination of this Agreement as provided in Section 8 above, all duties and obligations of DSI to Licensor and Licensee will terminate, except as provided herein. If this Agreement terminates and the Deposit has not been released to Licensee and Licensor requests. the return of the deposit, DSI shall return the Deposit to Licensor only after all outstanding invoices and the deposit return fees are paid. If the fee(s) are not received by the anniversary date of the Agreement, DSI shall, at its option, destroy or return the Deposit to Licensor.

10. Filing For Release of Deposit by Licensee. Upon notice to DSI by Licensee of the occurrence of a release condition as defined in Section 11, and payment of the filing for release fee, DSI shall release the Deposit to Licensee and shall notify Licensor by certified mail with a copy of the notice from the Licensee.

11.   Release of Deposit to Licensee. Release conditions are:

      a.    Permanent

            1.    Failure of the Licensor to pay required escrow fee;

            2. Failure of the Licensor to maintain materials with the escrow agent;

            3. Failure of the Licensor to continue to do business in the ordinary course;

            4. Licensor's failure to carry out maintenance or Support obligations imposed on it pursuant to the license agreement or other agreement between Licensor and Licensee;

            5. Cancellation of the agreement between Licensor and Licensee for the default of Licensor, or

      b.    Temporary

      Temporary releases as permitted by the provisions of the agreement between Licensor and Licensee.

      DSI is authorized to release the Deposit to the Licensee filing for release following receipt of Licensee's notice and request therefore.

12.   Conditions for Use Following Release. Following a release as provided in
      Section 11, Licensee shall have in addition to any rights specified in the license or other agreement(s) between Licensor and Licensee, the non-exclusive right to use the released material and technology for the purpose of continuing the benefits afforded to Licensee by the license or other agreement(s) between Licensor and Licensee, unless otherwise specified in such license or other agreement(s). Additionally, Licensee shall be required to maintain the confidentiality of the released material and technology.

13. Notice. Notice to Licensor, Licensee and DSI should be sent to the parties as identified in the Attached Exhibit A.

14. Indemnification. Licensor and Licensee agree to defend and indemnify DSI and hold DSI harmless from and against all claims, actions and suits, whether in contract or in tort, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees, and other expenses of any nature (including, without limitation, settlement costs) incurred by DSI as a result of performance of this Agreement, except in the event of a judgment which specified that DSI failed to act or acted with gross negligence or willful misconduct.

15. Audit Rights. DSI agrees to keep records of the activities undertaken and materials prepared pursuant to this Agreement. Licensor and Licensee will be entitled at reasonable times, during normal business hours and upon reasonable notice to DSI, during the term of this Agreement to inspect the records of DSI with respect to this Agreement.

      Licensor or Licensee will be entitled, upon reasonable notice to DSI and during normal business hours, at the facilities designated by DSI, accompanied by a designated employee of DSI, to inspect the physical status and condition of the Deposit. The Deposit may not be changed by Licensor or Licensee during the audit.

16. General. DSI may act in reliance upon any written instruction, instrument, or signature believed to be genuine and may assume that any person giving any written notice, request, advice or instruction in connection with or relating to this Agreement has been duly authorized to do so, provided, however, DSI may only release the Deposit if it receives a statement signed by an officer of Unisys stating his or her belief that based on information in his or her possession, release is justified. DSI is not responsible for failure to fulfill its obligations under this Agreement due to causes beyond its control.

      This Agreement is to be governed by, and construed in accordance with the laws of the State of California.

      This Agreement, including the Exhibits and Addenda hereto, constitutes the entire Agreement between the parties concerning the subject matter hereof, and will supersede all previous communications, representation, understandings, and agreements, either oral or written, between the parties.

      If any provision of this Agreement is held by any court to be invalid or unenforceable, that provision will be severed from this Agreement and any remaining provisions will continue in full force.

17. Fees. All service fees will be due in full at the time of the request for service. Renewal fees will be due in full upon the receipt of invoice unless otherwise specified by the invoice. For the purpose of annual renewal fees the effective date of this Agreement will be the anniversary date. Invoiced fees must be paid within sixty (60) days of receipt of invoice or DSI may terminate this Agreement. If payment is not timely received by DSI, DSI shall have the right to accrue and collect interest at the rate of one and one-half percent per month (18% per annum) from the date of invoice for all late payments.

      All service fees and annual renewal fees will be those specified in DSI's Schedule of Fees in effect at the time of renewal, or request for service, except as otherwise agreed. For any increase in DSI's standard fees, DSI shall notify Licensor and Licensee at least ninety (90) days prior to any renewal of this Agreement. For any service not listed on the Schedule of Fees, DSI shall provide a quote prior to rendering such service.

18. Verification Rights. If requested by this Licensee, Licensor grants to DSI the right to verify the Deposit for accuracy, completeness and sufficiency. Licensor hereby also permits DSI to verify, audit, and inspect the proprietary materials to be held or held in deposit to confirm the quality of the proprietary materials for the benefit of the Licensee. Upon request by Licensor, DSI will issue a copy of the verification results to Licensor.

      Licensor hereby grants DSI the right to use the facilities of Licensor, free of charge to DSI, including its computer systems. Licensor agrees to make available any technical and support personnel necessary for DSI to perform verification of the deposit.

      Licensor hereby grants DSI the permission to release to Licensee information pertaining to directory lists and/or table of contents of computer media, manuals, schematics, and manufacturing documents. Licensor grants to DSI the permission to release to Licensee copies of any executables or object code modules prepared by DSI during its "Load and Compile" validation level for the purposes of determining the content and quality of the Deposit.

      If requested by Licensee, Licensor agrees to permit one employee of Licensee to be present at Licensor's facility and to observe the compilation or verification of the material to be deposited by Licensor.

19. Certification by Licensor. Licensor represents and warrants to Licensee that the Deposit materials are all of the Escrow Materials to be deposited by Licensor pursuant to the Agreement between the Parties. A description of such materials is contained in the various Exhibit B(s).

20. Transfer of Copy Title. Licensor hereby transfers to DSI all rights in the title to a copies of the Deposit deposited hereunder with DSI, provided that DSI shall hold such Deposit and rights pursuant to the provisions of this Agreement. DSI agrees to accept the transfer of rights thereto in strict accordance with this Agreement.

      DSI may duplicate the Deposit only as necessary to preserve and safely store the Deposit, and to provide copies thereof, as authorized herein, to Licensee. DSI shall reproduce on all copies of the Deposit made by DS1 any proprietary or confidentiality notices contained in the Deposit originally deposited with it by Licensor.

      Except as provided in this Agreement, DSI agrees that it shall not divulge, disclose, otherwise make available to third parties, or make any use whatsoever of the Deposit, or of any information provided to it by Licensor in connection with this Agreement, without the express prior written consent of Licensor. This obligation will continue indefinitely notwithstanding termination of this Agreement.

In the event that a copy of any Deposit is delivered to Licensee pursuant to this Agreement, Licensee shall have all rights relative thereto which are applicable under the terms of the license agreement or other agreement regarding the use of the deposit between Licensor and Licensee.

                                             Data Securities International, Inc.
---------------------    -------------------
Licensor                 Licensee

By:                      By:                       By:
  ---------------------    -----------------------    -------------------------

Name:                    Name:                     Name:
    -------------------       --------------------        ---------------------
Title:                   Title:                    Title:
     -------------------       -------------------      -----------------------
Date:                    Date:                     Date:
    -------------------       --------------------        ---------------------

                           TECHNOLOGY ESCROW AGREEMENT

                        Account Number __________________

EXHIBIT A                  Designated Representatives and Locations

Notices to Licensor Regarding
Agreement Terms and Conditions                      Invoices should
should be addressed to:                             be addressed to:

Licensor:
         --------------------------                 -------------------------
Address
         ------------------------------             ----------------------------

         ------------------------------             ----------------------------

         ------------------------------             ----------------------------

Designated Representative:
                          -------------             ----------------------------

Phone:
      ---------------------------------             ----------------------------

Notices to Licensee Regarding
Agreement Terms and Conditions                      Invoices should
should be addressed to:                             be addressed to:

Licensor:
         --------------------------                 -------------------------
Address
         ------------------------------             ----------------------------

         ------------------------------             ----------------------------

         ------------------------------             ----------------------------

Designated Representative:
                          -------------             ----------------------------

Phone:
      ---------------------------------             ----------------------------

All requests from Licensor or Licensee to change the designated representative must be given in writing and signed by an officer of Licensor or Licensee as the case may be.

All contracts, deposit materials                       Invoice Inquiries and
and Official Notifications to DSI                  Remittance of Fees to DSI
should be addressed to:                              should be addressed to:

Data Securities Int'l, Inc.                       Data Securities Int'l Inc.
Attn: Contract Administration                      Attn: Accounts Receivable
9555 Chesapeake Drive                                  425 California Street
Suite 200                                                         Suite 1450
San Diego, CA 92123                                  San Francisco, CA 94104
(619) 694-1900                                                (415) 398-7900

Date:
     ------------------------------

                           TECHNOLOGY ESCROW AGREEMENT

                           Account Number_____________

EXHIBIT B     Description of Deposit Materials

Deposit Account Number
                      -----------------------------

Deposit Account Name
                    -------------------------------

Licensor, pursuant to a Technology Escrow Agreement, hereby deposits the below described materials into the above referenced Deposit Account by transferring them to Data Securities International, Inc. The Deposit type is: (check space that applies)

_____Initial Deposit _____Supplemental Deposit ______Replacement Deposit

If Replacement then destroy Deposit ______ or return Deposit _____

If no Deposit type has been checked the materials will be deemed to be an Initial or Supplemental Deposit.

DEPOSIT MATERIALS

Item description                    Media                        Quantity



I certify that the above described
materials were delivered/sent to
Data Securities International, Inc.                 Received the materials.

By:                                                By:
  ---------------------                               -------------------------

Name:                                              Name:
    -------------------                                   ---------------------
Title:                                             Title:
     -------------------                                -----------------------
For:                                               For:
    -------------------                                 -----------------------

Date:                                              Date:
    -------------------                                   ---------------------

Exhibit B No. _______
ISE _______

APPENDIX 1    SAMPLE APPENDIX

This Appendix is entered into by the parties with respect to ... (general name of the Appendix, e.g., ProActiv Agent Software Package) as further described in Sections attached to this Appendix.

Appendix Effective Date
                       -----------------------

Appendix Delivery Date
                      ------------------------

SECTION A     PACKAGE, DUGNOSTICS, AND DOCUMENTATION

A.    PACKAGE

      (List modules/specify media)

B.    DIAGNOSTICS

      (List modules/specify media)

C.    DOCUMENTATION

      1. Technical/Specification

      2. END USER

      3. Marketing Literature

      4. (List other in detail)

D.    ENVIRONMENT

      (List operating systems, equipment, support, etc. required for PACKAGE and DIAGNOSTICS to operate. Include revision levels.)

SECTION B     COMPENSATION SCHEDULE

                                               LICENSE FEE

                             Commercial        Government       Educational

A.    PACKAGE


B.    SERVICES

SECTION C     QUALITY CONTROL/VERIFICATION TESTS

            (Note: Unisys local or organization specific Quality Provisions may be substituted here.)

This Appendix 1, Section C sets forth the criteria for establishment of detailed plans for the quality control of changes made to the PACKAGE, DIAGNOSTICS, and DOCUMENTATION and for verification of the performance of the PACKAGE and DIAGNOSTICS and uniformity between the PACKAGE, DIAGNOSTICS, and DOCUMENTATION.

A.    Quality Control

A Quality Plan shall be jointly developed. The Quality Plan shall be complete, comprehensive and include all quality standards, which are applied to ensure that the PACKAGE and DIAGNOSTICS meet the requirements as defined in the applicable DOCUMENTATION, specifications and Agreement. The Quality Plan shall be agreed upon no later than _____________ ( ) days after the Effective Date of the Agreement.

1. The Quality Plan shall include an ongoing quality process for the PACKAGE and DIAGNOSTICS. The Quality Plan shall include continuous quality control processes for any change including CORRECTIONS, IMPROVEMENTS, UPDATES, UPGRADES and ENHANCEMENTS.

2. LICENSORS Technical Administrator shall report to LICENSEE'S Technical Administrator on all matters relating to quality and performance of the PACKAGE and DIAGNOSTICS.

3. LICENSOR shall maintain documentation, defining all processes and related procedures for the qualification. of the PACKAGE and DIAGNOSTICS. PACKAGE and DIAGNOSTICS qualification procedures shall include corrective action controls for defects found during qualification of the PACKAGE and DIAGNOSTICS.

4. LICENSOR shall maintain a system of documentation controls to insure all documents/drawings relating to the PACKAGE and DIAGNOSTICS are current, complete, and accurate.

5. The parties shall define the test procedures and test software to be run in verification testing Of the PACKAGE and DIAGNOSTICS.

6. LICENSEE shall reserve the right to perform in process audits during the qualification process.

B.    Verification

There shall be three (3) basic types of tests performed. The performance characteristics of the various tests shall be consistent with the DOCUMENTATION, specifications (detailed in Section A) and any other requirements of this Agreement.

1.    System Verification Test

      a. The System Verification Test shall demonstrate the performance and operability of the PACKAGE and DIAGNOSTICS with hardware specified by LICENSEE. The System Verification Test shall be conducted by LICENSOR with LICENSEE having the right to observe and audit test results. A test report shall be supplied and reviewed with LICENSEE at the conclusion of the test.

      b. The System Verification Test shall be conducted for each version of the PACKAGE and DIAGNOSTICS to be delivered.

2.    Performance Verification Test

      a. The Performance Verification Test shall demonstrate the throughput and response time of the PACKAGE and DIAGNOSTICS. LICENSOR shall provide LICENSEE with a Test Report stating performance results.

      b. The test procedures in the detailed plan shall be cross indexed to show how they demonstrate the throughput and response time capabilities and requirements set forth in applicable DOCUMENTATION, specifications and any other requirements of this Agreement. The Performance Verification Test shall be conducted by LICENSOR but, LICENSEE shall have the right to observe and audit the test.

      c. For any changes made to the PACKAGE and DIAGNOSTICS, a test plan shall be developed by LICENSOR and shall be mutually agreed to by the parties hereto.

3.    Documentation Verification

      a. A DOCUMENTATION Verification Audit procedure shall be generated by LICENSOR and shall be mutually agreed to. Reports shall be supplied to LICENSEE at the conclusion of initial verification and after any change is made to the DOCUMENTATION.

      b. The clarity, completeness, and accuracy of all END USER DOCUMENTATION shall be verified during this test through actual trial usage with the PACKAGE and DIAGNOSTICS.

SECTION D     HARDWARE AND SOFTWARE TEST ENVIRONMENT

ADDENDUM C    TECHNOLOGY ESCROW AGREEMENT

                       Account Number 0914363-00001-214013

This Technology Escrow Agreement including the Exhibits and Addenda ("Agreement") is effective this 24th day of June, 1999 by and between DataSecurities International, Inc. ("DSI") a Delaware corporation, InfoActiv, Inc., ("Licensor") a Pennsylvania corporation, and Unisys Corporation ("Licensee").

WHEREAS, Licensor has or will enter into an agreement with Licensee for the use of proprietary technology and other materials of Licensor;

WHEREAS, Licensor and Licensee desire this Technology Escrow Agreement to be supplementary to said agreement;

WHEREAS, access to the proprietary technology and other materials is critical to Licensee in the conduct of its business;

WHEREAS, Licensor has deposited or will deposit with DSI the related proprietary technology and other materials ("Deposit") to provide for retention and controlled access for Licensee under the conditions specified below;

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the promises, mutual covenants and conditions contained herein, the parties hereto intending to be legally bound, agree as follows:

1. Licensor Deposit Account. Following the execution of this Agreement and the payment of the set up and deposit fees to DSI, DSI shall open a Deposit Account for Licensor. The opening of the account means that DSI shall establish an account ledger in the name of the Licensor and that Licensor shall receive renewal notices as provided in Section 8. Unless and until Licensor makes an Initial Deposit with DSI, DSI shall have no obligation to Licensor except as defined by this Section.

2. Designated Representative. Licensor and Licensee each agree to designate one individual to receive notices from DSI and to act on behalf of Licensor and Licensee respectively with respect to the performance of their obligations as set forth in this Agreement and to notify DSI immediately, in the manner stipulated in Exhibit A, in the event of any change from one Designated Representative to another.

3. Initial Deposit. The Initial Deposit will consist of all material as required by the agreement between Licensor and Licensee and initially supplied by Licensor to DSI as detailed in an accompanying document called a "Description of Deposit Materials" hereinafter referred to as an Exhibit
      B. DSI shall issue to Licensor and Licensee a complete copy of each Agreement, including the Exhibits within ten (10) days of acceptance by DSI of the Initial Deposit.

4. Deposit Changes. If required by agreement between Licensor and Licensee, Licensor has the obligation to keep the Deposit updated with supplemental or replacement materials.

      a. Supplemental Deposit. The Supplemental Deposit will include any materials added to the Deposit. Licensor will submit the Supplemental Deposit accompanied by an Exhibit B. Within ten (10) days of acceptance by DSI of such Supplemental Deposit, DSI shall notify Licensor and Licensee by issuing a copy of the Exhibit B.

      b. Replacement Deposit. Replacement materials replace the existing Deposit defined by an Exhibit B(s). Portions of a Deposit may not be replaced. Licensor will submit the Replacement materials accompanied by an Exhibit B. Within ten (10) days of acceptance by DSI of such Replacement materials, DSI shall notify Licensor and Licensee by issuing a copy of the Exhibit B. DSI will destroy or return to Licensor all materials that are replaced by the Replacement Materials as requested by Licensor.

      c. Retention of Existing Deposit. Within ten (10) days of receipt of a request by Licensor to Replace the Deposit, DSI will send notice to Licensee, including a copy of the Exhibit B describing the new materials, stating that Licensor requests to replace the existing Deposit.

            Licensee has twenty (20) days from the mailing of such notice by DSI to instruct DSI to retain the Existing Deposit held by DSI. A retention of Existing Deposit could incur an additional Deposit storage fee as specified by DSI's schedule of fees.

            If Licensee does not instruct DSI to retain the Existing Deposit, DSI shall permit such Existing Deposit to be replaced with the Replacement materials.

            Permission is hereby given by Licensor to DSI to retain such Existing Deposit if so requested by this Licensee.

5. Deposit Inspection. Upon the receipt of the Initial Deposit materials and any Deposit Changes, DSI will visually match the listed items on the Exhibit B to the labeling of such materials.

      Except as otherwise provided herein or otherwise between Licensee and DSI, DSI shall not be responsible for verifying the contents or validating the accuracy of Licensor's labeling. Acceptance of the Deposit will occur only when DSI concludes that the Deposit Inspection is complete.

6. Licensee Registration Account. Following the execution of this Agreement and the payment of the registration fee to DSI, DSI shall open a Registration Account for Licensee. The opening of the Registration Account means that DSI shall establish an account ledger in the name of the Licensee and that Licensee shall receive renewal notices as provided in
      Section 8. Unless and until Licensor makes an Initial Deposit of Materials with DSI, DSI shall have no obligation to Licensee except as defined by this Section.

7. Deposit Obligations of Confidentiality. DSI agrees to establish a secure receptacle in which it shall place the Deposit and shall put the receptacle under the control of one or more of its officers, selected by DSI, whose identity shall be available to Licensor and Licensee at a times. DSI shall exercise a professional level of care in carrying out the terms of this Agreement.

      DSI acknowledges Licensor's assertion that the Deposit shall contain proprietary data of Licensor and that DSI has an obligation to preserve and protect that confidentiality.

8. Term of Agreement. This Agreement will have a term coterminous with the term of the agreement between Licensor and Licensee but shall survive such term in the event said agreement is canceled for the default of Licensor and until the Deposit is delivered to Licensee as provided for in Section 11, below. In the event that the annual fees are not received when due, DSI shall so notify Licensor and Licensee. If the annual fees are not received within thirty (30) days thereafter, this Agreement will expire without further notice. Licensee has the right to pay annual fees and other related fees.

9. Expiry. Upon termination of this Agreement as provided in Section 8 above, all duties and obligations of DSI to Licensor and Licensee will terminate, except as provided herein. If this Agreement terminates and the Deposit has not been released to Licensee and Licensor requests the return of the deposit, DSI shall return the Deposit to Licensor only after all outstanding invoices and the deposit return fees are paid. If the fee(s) are not received by the anniversary date of the Agreement, DSI shall, at its option, destroy or return the Deposit to Licensor.

10. Filing For Release of Deposit by Licensee. Upon notice to DSI by Licensee of the occurrence of a release condition as defined in Section 11, and payment of the filing for release fee, DSI shall release the Deposit to Licensee and shall notify Licensor by certified mail with a copy of the notice from the Licensee.

11.   Release of Deposit to Licensee. Release conditions are:

      a.    Permanent

            1.    Failure of the Licensor to pay required escrow fee;

            2. Failure of the Licensor to maintain materials with the escrow agent;

            3. Failure of the Licensor to continue to do business in the ordinary course;

            4. Licensor's failure to carry out maintenance or Support obligations imposed on it pursuant to the license agreement or other agreement between Licensor and Licensee; 5. Cancellation of the agreement between Licensor and Licensee for the default of Licensor, or

      b.    Temporary

            Temporary releases as permitted by the provisions of the agreement between, Licensor and Licensee.

DSI is authorized to release the Deposit to the Licensee filing for release following receipt of Licensee's notice and request therefore.

12.   Conditions for Use Following Release. Following a release as provided in
      Section 11, Licensee shall have in addition to any rights specified in the license or other agreement(s) between Licensor and Licensee, the non-exclusive right to use the released material and technology for the purpose of continuing the benefits afforded to Licensee by the license or other agreement(s) between Licensor and Licensee, unless otherwise specified in such license or other agreement(s). Additionally, Licensee shall be required to maintain the confidentiality of the released material and technology.

13. Notice. Notice to Licensor, Licensee and DSI should be sent to the parties as identified in the Attached Exhibit A.

14. Indemnification. Licensor and Licensee agree to defend and indemnify DSI and hold DSI harmless from and against all claims, actions and suits, whether in contract or in tort, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees, and other expenses of any nature (including, without limitation, settlement costs) incurred by DSI as a result of performance of this Agreement, except in the event of a judgment which specified that DSI failed to act or acted with gross negligence or willful misconduct.

15. Audit Rights. DSI agrees to keep records of the activities undertaken and materials prepared pursuant to this Agreement. Licensor and Licensee will be entitled at reasonable times, during normal business hours and upon reasonable notice to DSI, during the term of this Agreement to inspect the records of DSI with respect to this Agreement.

      Licensor or Licensee will be entitled, upon reasonable notice to DSI and during normal business hours, at the facilities designated by DSI, accompanied by a designated employee of DSI, to inspect the physical status and condition of the Deposit. The Deposit may not be changed by Licensor or Licensee during the audit.

16. General. DSI may act in reliance upon any written instruction, instrument, or signature believed to be genuine and may assume that any person giving any written notice, request, advice or instruction in connection with or relating to this Agreement has been duly authorized to do so, provided, however, DSI may only release the Deposit if it receives a statement signed by an officer of Unisys stating his or her belief that based on information in his or her possession, release is justified. DSI is not responsible for failure to fulfill its obligations under this Agreement due to causes beyond its control.

      This Agreement is to be governed by, and construed in accordance with the laws of the State of California.

      This Agreement, including the Exhibits and Addenda hereto, constitutes the entire Agreement between the parties concerning the subject matter hereof, and will supersede all previous communications, representation, understandings, and agreements, either oral or written, between the parties.

      If any provision of this Agreement is held by any court to be invalid or unenforceable, that provision will be severed from this Agreement and any remaining provisions will continue in full force.

17. Fees. All service fees will be due in full at the time of the request for service. Renewal fees will be due in full upon the receipt of invoice unless otherwise specified by the invoice. For the purpose of annual renewal fees the effective date of this Agreement will be the anniversary date. Invoiced fees must be paid within sixty (60) days of receipt of invoice or DSI may terminate this Agreement. If payment is not timely received by DSI, DSI shall have the right to accrue and collect interest at the rate of one and one-half percent per month (18% per annum) from the date of invoice for all late payments.

      All service fees and annual renewal fees will be those specified in DSI's Schedule of Fees in effect at the time of renewal, or request for service, except as otherwise agreed. For any increase in DSI's standard fees, DSI shall notify Licensor and Licensee at least ninety (90) days prior to any renewal of this Agreement. For any service not listed on the Schedule of Fees, DSI shall provide a quote prior to rendering such service.

18. Verification Rights. If requested by this Licensee, Licensor grants to DSI the right to verify the Deposit for accuracy, completeness and sufficiency. Licensor hereby also permits DSI to verify, audit, and inspect the proprietary materials to be held or held in deposit to confirm the quality of the proprietary materials for the benefit of the Licensee. Upon request by Licensor, DSI will issue a copy of the verification results to Licensor.

      Licensor hereby grants DSI the right to use the facilities of Licensor, free of charge to DSI, including its computer systems. Licensor agrees to make available any technical and support personnel necessary for DSI to perform verification of the deposit.

      Licensor hereby grants DSI the permission to release to Licensee information pertaining to directory lists and/or table of contents of computer media, manuals, schematics, and manufacturing documents. Licensor grants to DSI the permission to release to Licensee copies of any executables or object code modules prepared by DSI during its "Load and Compile" validation level for the purposes of determining the content and quality of the Deposit.

      If requested by Licensee, Licensor agrees to permit one employee of Licensee to be present at Licensor's facility and to observe the compilation or verification of the material to be deposited by Licensor.

19. Certification by Licensor. Licensor represents and warrants to Licensee that the Deposit materials are all of the Escrow Materials to be deposited by Licensor pursuant to the Agreement between the Parties. A description of such materials is contained in the various Exhibit B(s).

20. Transfer of Copy Title. Licensor hereby transfers to DSI all rights in the title to all copies of the Deposit deposited hereunder with DSI, provided that DSI shall hold such Deposit and rights pursuant to the provisions of this Agreement. DSI agrees to accept the transfer of rights thereto in strict accordance with this Agreement.

      DSI may duplicate the Deposit only as necessary to preserve and safely store the Deposit, and to provide copies thereof, as authorized herein, to Licensee. DSI shall reproduce on all copies of the Deposit made by DSI any proprietary or confidentiality notices contained in the Deposit originally deposited with it by Licensor.

      Except as provided in this Agreement, DSI agrees that it shall not divulge, disclose, otherwise make available to third parties, or make any use whatsoever of the Deposit, or of any information provided to it by Licensor in connection with this Agreement, without the express prior written consent of Licensor. This obligation will continue indefinitely notwithstanding termination of this Agreement.

      In the event that a copy of any Deposit is delivered to Licensee pursuant to this Agreement, Licensee shall have all rights relative thereto which are applicable under the terms of the license agreement or other agreement regarding the use of the deposit between Licensor and Licensee.


                                             Data Securities International, Inc.
---------------------    -------------------
Licensor                 Licensee

By:                      By:                       By:
  ---------------------    -----------------------    -------------------------

Name:                    Name:                     Name:
    -------------------       --------------------        ---------------------
Title:                   Title:                    Title:
     -------------------       -------------------      -----------------------
Date:                    Date:                     Date:
    -------------------       --------------------        ---------------------

Date:                    Date:                     Date:
    -------------------       --------------------        ---------------------

                                    EXHIBIT A

                               DESIGNATED CONTACT

                      Account Number 0914363-00001-2114013

Notices, deposit material returns and
communications to Depositor                    Invoices to Depositor should be
should be addressed to:                        addressed to:

Company Name:  InfoActive, Inc.
Address:       202 Union Warf
               Boston., Ma 02109

Designated Contact: Samuel Cannavo             Contact:
Telephone: 617-557-9130
Facsimile:

Notices and communications to                  Invoices to Preferred Beneficiary
Preferred Beneficiary should be addressed to:  should be addressed to:

Company Name: Unisys Corporation
Address:      PO Box 500
              Township Line & Union Meeting
              Road
              Blue Bell, PA 19424
Designated Contact: Richard Saveriano           Contact
Telephone: - 215-986-4375
Facsimile:

Requests from Depositor or Preferred Beneficiary to change the designated contact should be given in writing by the designated contact or an authorized employee of Depositor or Preferred Beneficiary.

Contracts, deposit materials and               Invoice inquiries and fee
notices to Invoice inquiries and fee           remittances to DSI should be
DSI should be addressed to:                    addressed to:

DSI                                            DSI
Contract Administration                        Accounts Receivable
Suite 200                                      Suite 1450
9555 Chesapeake Drive                          425 California Street
San Diego, CA 92123                            San Francisco, CA 94104
Telephone: (619) 694-1900                      (415) 398-7900
Facsimile: (619) 694-1919                      (415) 398-7914

Date:
     ----------------------------